THE CHEFS’ WAREHOUSE, INC.
NON-EMPLOYEE DIRECTOR DEFERRAL PLAN

Section 1.General.
a.Purpose. The purpose of the Non-Employee Director Deferral Plan (the “Deferral Plan”) is to attract and retain the services of experienced Non-Employee Directors by providing them with opportunities to defer income taxes on their compensation and encouraging them to acquire additional Shares, thereby furthering the best interests of The Chefs’ Warehouse, Inc. (the “Company”) and its stockholders.
b.Relationship to the 2019 Plan. The Deferral Plan does not authorize or contemplate any additional Shares beyond the Share Reserve authorized under The Chefs’ Warehouse, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Plan”), and the Deferral Plan incorporates by reference herein the terms of the 2019 Plan.
c.Eligibility. Except as otherwise determined by the Board, each Non-Employee Director is eligible to participate in the Deferral Plan.
Section 2.Definitions.
Unless otherwise defined in the Deferral Plan, capitalized terms used in the Deferral Plan shall have the meanings assigned to them in the 2019 Plan.
a.“Deferral” means a Deferred Retainer or a Deferred RSU.
b.“Deferral Date” means (x) with respect to a Non-Employee Director’s Deferred Retainer, the date on which the corresponding Retainer was scheduled to be paid to such Non-Employee Director, or (y) with respect to a Non-Employee Director’s Deferred RSU, the date on which the Shares covered by the corresponding RSU were scheduled to be issued to such Non-Employee Director, in either case had such Non-Employee Director not deferred such Retainer or RSU.
c.“Deferred Retainer” means a Retainer that is deferred by a Non-Employee Director pursuant to Section 4.
d.“Deferred RSU” means an RSU that is deferred by a Non-Employee Director pursuant to Section 4.
e.“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
f.“Retainer” means a cash retainer payable to a Non-Employee Director for service on the Board.

g.“RSU” means a Restricted Share Unit Award granted to a Non-Employee Director pursuant to Section 10.1 of the 2019 Plan.
Section 3.Administration.
a.Authority of the Board. The Deferral Plan shall be administered by the Board. Subject to the terms of the Deferral Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Deferral Plan, the Board shall have full power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to:
(i)determine any limits on Deferrals, including whether to allow Deferrals of Retainers or RSUs at any time;
(ii)make and enforce such rules, regulations, and procedures, consistent with the terms of the Deferral Plan, as the Board deems necessary or proper for the efficient administration of the Deferral Plan;
(iii)interpret the terms and provisions of the Deferral Plan and to decide any and all questions arising under the Deferral Plan, including, without limitation, the right to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision;
(iv)determine the amounts to be distributed to any Non-Employee Director or beneficiary in accordance with the terms of the Deferral Plan and determine the Person or Persons to whom such amounts will be distributed;
(v)to allocate or delegate its powers to other Persons; and
(vi)to appoint Persons to carry out administrative and recordkeeping functions with respect to the Deferral Plan.
b.Finality of Board Determinations. Unless otherwise expressly provided in the Deferral Plan or the 2019 Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Deferral Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Board with respect to such Person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s decision or action was arbitrary or capricious or was unlawful.
c.No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Deferral Plan or any Award deferred hereunder.

d.Right to Suspend Benefits and Correct Errors. To the extent consistent with Section 409A of the Code, the Board or its designee may delay any payment until satisfied as to the correctness of the payment or the Person to receive the payment or to allow filing in any court of competent jurisdiction for a legal determination of the benefits to be paid and the Person to receive them. The Board specifically reserves the right to correct errors of every sort, and each Non-Employee Director hereby agrees, on his or her own behalf and on behalf of any beneficiary, to any method of error correction specified by the Board or its designee. The Board is authorized to recover any payment made in error.
Section 4.Deferral Elections.
a.Election Forms.
(i)A Non-Employee Director may elect to defer receipt of a Retainer or RSU pursuant to a form approved by the Board and filed with the Secretary of the Company (an “Election Form”). Each Election Form will remain in effect until superseded or revoked pursuant to Section 4.3 or Section 4.4.
(ii)An Election Form may provide for a Non-Employee Director to elect to receive distribution of such Non-Employee Director’s Deferral at the following times or such other times as are determined by the Board and consistent with Section 409A of the Code (but in no event earlier than the applicable Deferral Date): (x) a specified date, (y) cessation of such Non-Employee Director’s service on the Board or (z) the earlier or the later of a specified date or cessation of such Non-Employee Director’s service on the Board.
b.Initial Elections.
(i)An Election Form shall apply to any Retainer that is paid or any RSU that is granted to a Non-Employee Director for any period of service that commences following the calendar year in which such Election Form is filed.
(ii)Notwithstanding Section 4.2(a), a Non-Employee Director who first becomes eligible to participate in the Deferral Plan (including any other plan that is required to be treated as a single plan with the Deferral Plan under Section 409A of the Code) may file an Election Form during the first 30 days of such eligibility; provided that such Election Form shall apply only to any Retainer that is paid or any RSU that is granted to such Non-Employee Director for any period of service that commences after the date that such Election Form is filed.
c.Adjusting Elections. A Non-Employee Director who has an Election Form on file with the Company may file with the Secretary of the Company a subsequent Election Form at any time permitted by Section 409A of the Code to adjust the terms of the Non-Employee Director’s Deferral. Such Election Form adjusting the terms of the Non-Employee Director’s Deferral shall apply to any Retainer that is paid or any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which such Election Form adjusting the terms of the Non-Employee Director’s Deferral is filed.
d.Revoking Elections. A Non-Employee Director may revoke an Election Form at any time by providing written notice to the Secretary of the Company. Such revocation shall apply to any Retainer that is paid or any RSU that is granted to such Non-Employee Director for any period of service that commences following the calendar year in which such revocation is filed.
e.Redeferrals. Not less than 12 months prior to the date on which a Deferral is scheduled to be distributed to a Non-Employee Director, such Non-Employee Director may elect to redefer such Deferral to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in an Election Form approved by the Board and filed with the Secretary of the Company.
f.Vesting. Each Deferred Retainer shall be fully vested and non-forfeitable at all times from the Deferral Date and each Deferred RSU shall vest in accordance with the terms of the 2019 Plan and any applicable Award Agreement.
Section 5.Distributions.
a.Regular Distribution Date. Subject to this Section 5, distribution with respect to a Non-Employee Director’s Deferral shall be made to such Non-Employee Director in a lump sum payment at the time specified in the applicable Election Form.
b.Change in Control, Death and Disability. All of a Non-Employee Director’s Deferrals shall be distributed to such Non-Employee Director on a Change in Control or such Non-Employee Director’s death or Disability.
c.Unforeseeable Emergency. The Board, in its sole discretion, may accelerate the distribution of a Non-Employee Director’s Deferral (but in no event to a date prior to the applicable Deferral Date) if such Non-Employee Director experiences an unforeseeable emergency; provided that such distribution complies with Section 409A of the Code. To request such a distribution, a Non-Employee Director must file an application with the Board and furnish such supporting documentation as the Board may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Board, distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than 30 days, following such approval.
d.Specified Employees. If the Board considers a Non-Employee Director to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Non-Employee Director’s cessation of service on the Board, any distribution that otherwise would be made to such Non-Employee Director with respect to a Deferral as a result of such cessation of service shall not be made until the date that is six months after such cessation of service, except to the extent that earlier distribution would not result in such Non-Employee Director’s incurring interest or additional tax under Section 409A of the Code.
Section 6.Amount of Distribution.
a.Each Deferral shall be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Board to record how such Deferral is notionally invested.
b.With respect to the period beginning on the Deferral Date applicable to a Non-Employee Director’s Deferral and ending on the distribution date applicable to such Deferral, to the extent a Deferral is notionally invested in Shares, such Non-Employee Director shall receive a cash payment with respect to any cash dividend that would have been paid on a number of outstanding Shares equal to the number of notional Shares credited to the applicable Account as of the applicable dividend record date. Each such payment shall be made on the date on which the applicable dividend is paid to holders of Shares generally or such other date as is determined by the Board.
c.In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto), or otherwise affects the Shares, then the Board shall adjust the number and type of securities or other property (including cash) payable with respect to outstanding Deferrals in a manner that is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Deferral Plan.
d.On the distribution date applicable to a Non-Employee Director’s Deferral, such Non-Employee Director shall receive cash with respect to any amount credited to the applicable Account and not notionally invested in Shares and that number of Shares equal to the number of notional Shares credited to the applicable Account as of such distribution date; provided that cash shall be distributed in lieu of any fractional Shares and that no Shares shall be distributed other than as authorized by the 2019 Plan.
Section 7.General Provisions Applicable to Deferrals.
a.Except as provided by the Board, no Deferral and no right under any Deferral, shall be assignable, alienable, saleable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board, a Non-Employee Director may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Non-Employee Director with respect to a Deferral on the death of the Non-

Employee Director. Each Deferral, and each right under any Deferral, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under applicable law, by the Non-Employee Director’s guardian or legal representative. No Deferral, and no right under any Deferral, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
b.All Shares or other securities delivered under the Deferral Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Deferral Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state or local securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
Section 8.Amendments and Termination.
a.The Board, in its sole discretion, may amend, suspend or discontinue the Deferral Plan or any Deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Non-Employee Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Board further has the right, without a Non-Employee Director’s consent, to amend or modify the terms of the Deferral Plan and such Non-Employee Director’s Deferrals to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Non-Employee Director under Section 409A of the Code.
b.The Board, in its sole discretion, may terminate the Deferral Plan at any time, as long as such termination complies with then applicable tax and other requirements. Distributions of Deferrals outstanding under the Deferral Plan as of the date on which the Deferral Plan is terminated will be made in a lump sum payment 12 months after such termination (except in instances of a termination in connection with a Change in Control under Section 409A of the Code), unless the right to receive a distribution in accordance with the terms of the Deferral Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Deferral Plan.
c.Such other changes to Deferrals shall be permitted and honored under the Deferral Plan to the extent authorized by the Board and consistent with Section 409A of the Code.
Section 9.Miscellaneous.
a.No Rights to Participation. No Non-Employee Director or other Person shall have any claim to be entitled to make a deferral under the Deferral Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or beneficiaries under the Deferral Plan. The terms and conditions of deferrals under the Deferral Plan need not be the same with respect to each Non-Employee Director.
b.Tax Withholding. The Company or any Subsidiary shall be authorized to withhold from any Deferral the amount (in cash, Shares or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferral and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes.
c.No Limit on Other Compensation Arrangements. Nothing contained in the Deferral Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other or additional compensation arrangements.
d.No Right to Continued Service. The opportunity to make a Deferral under the Deferral Plan shall not be construed as giving a Non-Employee Director the right to be retained in the service of the Board or the Company. A Non-Employee Director’s Deferral under the Deferral Plan is not intended to confer any rights on such Non-Employee Director except as set forth in the Deferral Plan. The Company expressly reserves the right at any time to replace or to not nominate a Non-Employee Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in the Deferral Plan.
e.No Rights as a Stockholder. A Non-Employee Director will have no rights as a stockholder unless and until Shares are issued hereunder and such Non-Employee Director becomes the holder of record of such Shares.
f.Governing Law. The validity, construction and effect of the Deferral Plan and any rules and regulations relating to the Deferral Plan shall be determined in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.
g.Severability. If any provision of the Deferral Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Deferral Plan or any Deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Deferral Plan or such Deferral, such provision shall be stricken as to such jurisdiction, Person or Deferral, and the remainder of the Deferral Plan and such Election Form shall remain in full force and effect.
h.Unfunded Plan. The Deferral Plan is unfunded. The Deferral Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Non-Employee Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Deferral Plan. Amounts payable under the Deferral Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Non-

Employee Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Non-Employee Director or beneficiary or any other Person have any right to receive any payment or distribution under the Deferral Plan except as, and to the extent, expressly provided in the Deferral Plan and the applicable Election Form. The Company will not segregate any funds or assets to provide for any distribution under the Deferral Plan. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Deferral Plan shall not serve in any way as security to any Non-Employee Director or beneficiary for the Company’s performance under the Deferral Plan.
i.Headings. Headings are given to the Sections and subsections of the Deferral Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Deferral Plan or any provision thereof.
j.Section 409A of the Code. The Deferral Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Deferral Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Deferral Plan shall be operated accordingly. If any provision of the Deferral Plan or any Election Form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict.
Section 10.Term of the Deferral Plan.
a.Effective Date of the Deferral Plan. The Deferral Plan shall be effective as of the date on which the Deferral Plan is adopted by the Board.